UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2008

MEMC Electronic Materials, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

501 Pearl Drive (City of O’Fallon) St. Peters, Missouri (Address of principal executive offices)		63376 (Zip Code)

(636) 474-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2008, MEMC Electronic Materials, Inc. (the “Company”) reported that effective July 22, 2008, Sean Hunkler was no longer serving as Senior Vice President, Manufacturing for the Company. On August 13, 2008, the Company finalized a Separation Agreement and General Release (the “Agreement”) with Mr. Hunkler. Pursuant to the Agreement, the Company will pay Mr. Hunkler an additional twelve months of salary in twelve equal monthly installments commencing in September 2008. In addition, the Company will accelerate vesting of 75,000 options initially granted in August 2005 that would have otherwise vested on August 15, 2009. The Company will also accelerate vesting of 5,000 stock unit awards that would otherwise have vested on January 24, 2009. The payment of the 5,000 stock unit awards shall not be made prior to January 24, 2009. The Company will also pay in a lump sum an amount to cover Mr. Hunkler’s COBRA payments for one year. Mr. Hunkler has agreed not to compete with the Company nor solicit any Company employees for a period of five years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMC ELECTRONIC MATERIALS, INC.

Date: August 18, 2008	By:	/s/ Kenneth H. Hannah
Name: Kenneth H. Hannah Title: Senior Vice President and Chief Financial Officer